Exhibit 4.8

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated December 20, 2007, among Susser Holdings, L.L.C., a Delaware limited liability company (the “Company”), Susser Finance Corporation, a Delaware corporation (“SFC” and together with the Company, the “Issuers”), each of the Guarantors party hereto, GoPetro Transport LLC, a Texas limited liability company (“GoPetro”), and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture dated as of December 21, 2005, providing for the issuance of 10 5/8% Senior Notes due 2013 (the “Notes”), which was supplemented by that certain First Supplemental Indenture, dated October 23, 2006, that certain Second Supplemental Indenture, dated November 8, 2006, and that certain Third Supplemental Indenture, dated November 13, 2007 (as supplemented, the “Indenture”);

WHEREAS, GoPetro has been formed as a new limited liability company that is an indirect subsidiary of the Company (the “Formation”);

WHEREAS, GoPetro desires hereby, in accordance with Section 9.01(8) of the Indenture, to execute and deliver this Supplemental Indenture and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture as a Guarantor, including the execution and delivery of a Note Guarantee evidencing the same, to be effective as of the date hereof, all in accordance with the terms and subject to the limitations set forth in the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, GoPetro and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. GoPetro hereby agrees, effective as of the date hereof, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 11 thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of GoPetro, as such, shall have any liability for any obligations of the Issuers or GoPetro under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by GoPetro and the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

SUSSER HOLDINGS, L.L.C.

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Title Executive Vice President, General Counsel and Secretary

SUSSER FINANCE CORPORATION

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President

SUSSER HOLDINGS CORPORATION

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

STRIPES HOLDINGS LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

STRIPES LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

APT MANAGEMENT COMPANY, LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

APPLIED PETROLEUM TECHNOLOGIES, LTD.

By:	APT Management Company, LLC, its general partner

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

CORPUS CHRISTI REIMCO, LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

C & G INVESTMENTS, LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President

SSP BEVERAGE, LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Manager

SSP BEVCO I LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Manager

SSP BEVCO II LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Manager

TND BEVERAGE, LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Manager

SUSSER FINANCIAL SERVICES LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SUSSER PETROLEUM COMPANY LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and Secretary

STRIPES ACQUISITION LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President

TCFS HOLDINGS, INC.

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

TOWN & COUNTRY FOOD STORES, INC.

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

T&C WHOLESALE, INC.

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President and General Counsel

GOPETRO TRANSPORT LLC

By:	/s/ E. V. Bonner, Jr.
Name:	E. V. Bonner, Jr.
Title:	Executive Vice President, General Counsel and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Beata Hryniewicka
Name:	Beata Hryniewicka
Title:	Assistant Vice President